Exhibit 99.1

iPayment Acquires Portfolio of Merchant Contracts from First Data

    NASHVILLE, Tenn. & DENVER--(BUSINESS WIRE)--Dec. 28, 2004--iPayment Inc. (NASDAQ/NM:IPMT) and First Data Corp. (NYSE:FDC) announced today that iPayment has completed the acquisition of a portfolio of merchant contracts from First Data's Merchant Services subsidiary for a sale price of $130 million in cash. The acquisition will become effective on December 31, 2004. iPayment has expanded its revolving credit facility from $80 million to $180 million from Bank of America and JPMorgan Chase Bank to finance the purchase.
    The portfolio has approximately 25,000 small merchant locations representing approximately $9 billion - $10 billion in annual charge volume. The transaction strengthens an existing strategic relationship between iPayment and First Data Merchant Services. The two companies will work together towards creating a preferred provider program across iPayment's agent network, which contributes to a growing base of more than 100,000 customers. It is anticipated that the preferred provider program will include First Data Gift Card Services, TeleCheck Services, debit payments and terminal deployment, service and leasing solutions. iPayment is currently a customer of First Data for processing and terminal deployment services.
    Greg Daily, chairman and chief executive officer of iPayment, commented, "We are pleased to announce another successful step in iPayment's profitable growth strategy. iPayment will obtain a significant portfolio of small merchant accounts and gain access to a marketing channel of associations and credit unions that will continue to generate new merchant accounts not available through our existing relationships. We remain confident in our ability to execute our growth strategy in the fragmented small merchant marketplace."
    Scott Betts, president of First Data Enterprise Payments, added "This sale is consistent with our merchant strategy to maximize our enterprise sales approach of providing multiple products and services through the right strategic relationships that are beneficial to our channels, merchants and shareholders. This expanded arrangement allows us to continue growing in the merchant business while continuing to provide our processing service to the merchants in this portfolio."

    iPayment Guidance

    The following statements summarize iPayment's guidance for fiscal 2005, including this portfolio purchase from First Data, as well as guidance for long-term growth in its revenues and expansion in its operating margin. For fiscal 2005, iPayment is currently comfortable with a range for annual revenues of approximately $600 - $630 million, and an operating margin of approximately 10%. iPayment expects net interest expense of approximately $7.5 - $8.0 million, an effective income tax rate of approximately 39%, and diluted weighted average shares outstanding of approximately 18.5 million, including 662,000 share equivalents from outstanding convertible promissory notes. iPayment is currently comfortable with a range for earnings per diluted share for fiscal 2005 of approximately $1.80 - $1.85. These estimates do not yet include a change from iPayment's current accounting for stock-based compensation under APB 25 to conform with the recently issued FASB Statement No. 123R. Beyond 2005, iPayment targets long-term growth in revenues more in line with the industry growth rate through a combination of internal growth and acquisitions. More specific guidance for fiscal 2006 will be given in the second half of 2005. iPayment reiterates its target annual range for its operating margin of 10% to 15% of revenues, with gradual improvement over time. As in the past, the operating margin may fluctuate on a quarterly basis, and the percentage may change as a result of acquisitions with higher or lower operating margins than iPayment's margins.

    Conference Call

    iPayment also announced it will host a conference call to discuss this release today at 11:30 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.ipaymentinc.com or www.fulldisclosure.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. The online replay will be available at approximately 1:30 p.m. (Eastern Time) and continue for 7 days. A telephone replay of the call will also be available through January 4, 2005, at 719/457-0820 (Confirmation Number 873487).

    About iPayment, Inc.

    iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 100,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

    This press release contains forward-looking statements about iPayment, Inc., its preferred provider program with First Data, its growth strategy and its guidance regarding annual revenues, operating margin, net interest expense and earnings per diluted share. These statements are made within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates," "estimates," "expects," "intends," "plans," "believes," and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from iPayment's current expectations as a result of numerous factors, including but not limited to the following: risks related to this acquisition including attrition of merchant accounts or agent bank agreements; liability for merchant chargebacks; restrictive covenants governing iPayment's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; iPayment's reliance on card payment processors and on independent sales organizations, agent banks and referral relationships; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by iPayment's competitors; and risks related to the integration of companies and merchant portfolios that iPayment has acquired or may acquire. These and other risks are more fully disclosed in iPayment's and First Data's filings with the U.S. Securities and Exchange Commission ("SEC"), including their respective Annual Reports on Form 10-K for 2003, Quarterly Reports on Form 10-Q and other filings with the SEC. iPayment undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

    About First Data

    First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As an electronic commerce and payment services company, First Data serves approximately 3.5 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. With 30,000 employees worldwide, the company provides credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check guarantee and verification services. The STAR(R) Network offers PIN-secured debit acceptance to more than 1.2 million ATMs and retail locations nationwide. First Data also offers a variety of payment services to businesses around the world including those in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, Panama, Brazil, China, the Netherlands, Greece, the Middle East and Germany. Its Western Union and Orlandi Valuta money transfer networks include approximately 202,000 agent locations in more than 195 countries and territories. Visit www.firstdata.com for more information.

    CONTACT: iPayment, Inc.
             Investor & Media Relations:
             Clay Whitson, 615-665-1858, Ext. 100
             clay.whitson@ipaymentinc.com
             or
             First Data Corp.
             Investor Relations:
             Gary Kohn, 303-967-8276
             gary.kohn@firstdatacorp.com
             or
             Media Relations:
             Cara Taylor, 303-967-6367
             cara.taylor@firstdatacorp.com